Exhibit 4.7

[EXECUTION COPY]
BROADVIEW NETWORKS HOLDINGS, INC.
as Issuer
the guarantors named herein
and
THE BANK OF NEW YORK
as Trustee
SUPPLEMENTAL INDENTURE
Dated as of May 14, 2007
11 3/8% Senior Secured Notes due 2012

     SUPPLEMENTAL INDENTURE, dated as of May 14, 2007, among Broadview Networks Holdings, Inc. (the “Company”), the Guarantors (as defined herein) and The Bank of New York, as Trustee.
RECITALS
     WHEREAS, the Company, the Guarantors party thereto (the “Guarantors”) and the Trustee have entered into an Indenture, dated as of August 23, 2006 (as supplemented on September 29, 2006, the “Indenture”), pursuant to which the Company has issued $210 million aggregate principal amount of 11 3/8% Senior Secured Notes due 2012 (the “Notes”) and the Guarantors previously have jointly and severally guaranteed on a senior secured basis (the “Guarantees”) certain obligations of the Company in respect of the Notes pursuant to the Indenture;
     WHEREAS, Section 9.01(4) of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to make any modification that does not adversely affect the legal rights of any Holder under the Indenture, the Notes or the Guarantees without the consent of the Holders of the Notes;
     WHEREAS, the modifications herein shall not adversely affect the legal rights of any Holder;
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, the Guarantors and the Trustee have been done to make this Supplemental Indenture a valid and binding agreement of the Company, the Guarantors and the Trustee, in accordance with its terms:
ARTICLE 1
     SECTION 1.01. Supplemental Indenture.
     This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.
ARTICLE 2
     SECTION 2.01. Amendment to Indenture.
     The Indenture is hereby amended as follows:
     (a) A new Section 3.09 is hereby added as follows:

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     SECTION 3.09. InfoHighway Escrow Redemption.
     If the InfoHighway Escrow Redemption Date shall occur prior to the satisfaction of the InfoHighway Conditions for Release, the Company shall redeem all of the New Notes on the InfoHighway Escrow Redemption Date at 105.750% of their principal amount, plus accrued and unpaid interest thereon from March 1, 2007 to the InfoHighway Escrow Redemption Date.
     Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.07 hereof.
     As used in this Section 3.09:
     “InfoHighway” means Eureka Broadband Corporation, d/b/a InfoHighway Communications, a Delaware corporation.
     “InfoHighway Conditions for Release” means the satisfaction of the conditions specified in Section 1.3 (a) of the InfoHighway Escrow Agreement.
     “InfoHighway Escrow Agreement” means the Escrow Agreement, dated May 14, 2007, by and among The Bank of New York, as escrow agent and Trustee, and the Company.
     “InfoHighway Escrow Redemption Date” means:
     (1) August 31, 2007; or
     (2) if earlier, the date that is the tenth (10th) Business Day following the date on which the Company shall have notified the Trustee in writing that the InfoHighway Merger has been terminated.
     “InfoHighway Merger” means the merger of Eureka Acquisition Corporation, a wholly-owned subsidiary of the Company (“Eureka Acquisition”) with and into InfoHighway with InfoHighway continuing as the surviving corporation pursuant to the terms of the that certain agreement and plan of merger, dated as of February 23, 2007 among the Company, Eureka Acquisition, InfoHighway, certain significant shareholders of InfoHighway and the agent for the shareholders of InfoHighway.
     “New Notes” means the $90.0 million aggregate principal amount of Notes issued by the Company on May 14, 2007.
ARTICLE 3
     SECTION 3.01. Notes and Guarantees.
     Except as specifically modified herein, the Indenture, the Notes and the Guarantees are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in

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accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
     SECTION 3.02. Trustee.
     Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.
ARTICLE 4
     SECTION 4.01. Governing Law.
     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 4.02. Successors.
     All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
     SECTION 4.03. Duplicate Originals.
     All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
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SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

THE COMPANY: BROADVIEW NETWORKS HOLDINGS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

GUARANTORS: BRIDGECOM HOLDINGS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BRIDGECOM INTERNATIONAL, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BRIDGECOM SOLUTIONS GROUP, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

TRUCOM CORPORATION
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

Supplemental Indenture

OPEN SUPPORT SYSTEMS, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BROADVIEW NP ACQUISITION CORP.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BROADVIEW NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BROADVIEW NETWORKS OF VIRGINIA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

BV-BC ACQUISITION CORP.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

ATX COMMUNICATIONS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer

Supplemental Indenture

CORECOMM-ATX, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

ATX LICENSING, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORECOMM SERVICES, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORECOMM COMMUNICATIONS, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL ILLINOIS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

Supplemental Indenture

CCL HISTORICAL INDIANA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL MARYLAND, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL MASSACHUSETTS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL MICHIGAN, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL MISSOURI, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL NEW JERSEY, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL NEW YORK, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

Supplemental Indenture

CCL HISTORICAL OHIO, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL PENNSYLVANIA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL RHODE ISLAND, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL VERMONT, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CCL HISTORICAL WEST VIRGINIA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORECOMM NEWCO, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

FCC HOLDCO I, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

Supplemental Indenture

CORECOMM-VOYAGER, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

VOYAGER INFORMATION NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORTELYOU COMMUNICATIONS CORP.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

CORECOMM INTERNET GROUP, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Treasurer and Assistant Secretary

TRUSTEE THE BANK OF NEW YORK as Trustee
By:	/s/ Carlos R. Luciano
	Name:	Carlos R. Luciano
	Title:	Vice President

Supplemental Indenture